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                                                                    EXHIBIT 99.1

                         [Cyberian Outpost, Inc. Logo]


For More
Information
Contact:       Christopher J. Walls
               VP, Corporate Counsel
               (860) 927-2318
               cwalls@outpost.com
                                                                  Email Contact:
                                                               press@outpost.com


                                                           For Immediate Release
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                Cyberian Outpost, Inc. and PC Connection, Inc.

                                Terminate Merger


Kent, CT- September 4, 2001- Cyberian Outpost, Inc. (Outpost.com) (NASDAQ:
COOL), a leading Internet provider of consumer technology and e-business services, today announced that it and PC Connection, Inc. have terminated their merger agreement and all other agreements between them, including a stock warrant agreement, credit and supply agreement, security agreement and promissory note. The terms of the termination, including mutual releases between the parties, are set forth in a termination agreement executed today. Pursuant to the termination agreement, Cyberian Outpost has repaid PC Connection in full all amounts due under the terminated credit and supply agreement. PC Connection earlier today withdrew its registration statement previously filed with the Securities and Exchange Commission related to the terminated merger proposal.

The termination agreement was executed simultaneously with Cyberian Outpost's execution of a new merger agreement with Fry's Electronics, Inc. pursuant to which Fry's will acquire Cyberian Outpost for $0.25 per share in cash, and loan Cyberian Outpost up to $13 million on a secured basis. The closing of the merger is subject to customary terms and conditions.

About Cyberian Outpost, Inc.

Cyberian Outpost, Inc. (Outpost.com), established in 1995, is a leading Internet retailer of consumer technology products and has recently expanded its business model to offer its outstanding customer shopping experience to a number of highly visible partners. Additionally, Outpost.com e-Business Services provides solutions encompassing site design, site maintenance, order management and fulfillment. These partnerships build on the strength of the Outpost.com #1 top-rated consumer shopping experience on the Web as rated by the on-line rating service Bizrate.com and the 2000 and 1999 #1 PowerRanking for Computing by Forrester Research. Today, Outpost.com has an existing base of approximately
1.4 million customers and approximately 4 million visitors per month to its Website. Cyberian Outpost reported net revenue of $355 million for the fiscal year ended February 28, 2001. The company will continue to operate under its
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own brand from its current facilities.  Darryl Peck, President and Chief
Executive Officer of Cyberian Outpost, will remain with the company after the acquisition.

About Fry's Electronics, Inc.

Fry's Electronics, Inc. is a closely held private company that was founded in 1985 in a 20,000 square foot location by the three Fry brothers, John, Randy, and Dave, and Kathy Kolder. Fry's was founded as a Silicon Valley retail electronics store in order to provide a one-stop-shopping environment for the hi-tech professional. Fry's currently has six stores in Northern California, six stores in Southern California, four stores in Texas, two stores in Arizona and one store in Oregon. The stores range in size from 50,000 to over 180,000 square feet. Fry's retails over 50,000 electronics items within each store.
All of Fry's stores sell, service, and support: computer hardware and software products, technical books, I.C.'s, electronic components and accessories, audio, car audio, video, telecommunications, appliances and personal electronics, music CD's, DVD's, as well as convenience and general merchandise items. Fry's services the hi-tech professional by focusing on its motto of always providing each customer with fast, friendly, and courteous service. Fry's has become the place where a customer can shop with confidence and comfort for the latest in technology products.

Other Important Information

Cyberian Outpost plans to mail a Proxy Statement to its stockholders containing information about the merger. Investors and security holders are urged to read the Proxy Statement carefully when it is available. The Proxy Statement will contain important information about Fry's, Cyberian Outpost, and the merger and related matters. Investors and security holders will be able to obtain free copies of this document through the web site maintained by the U.S. Securities and Exchange Commission at http//www.sec.gov.

In addition to the Proxy Statement, Cyberian Outpost files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed by Cyberian Outpost at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Cyberian Outpost's filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http//www.sec.gov.

Cyberian Outpost, its directors, executive officers and certain members of management and employees may be considered participants in the solicitation of proxies in connection with the merger. Information concerning Cyberian Outpost's directors and executive officers can be found in the Form 10-K for the year ended February 28, 2001 as filed with the SEC. Certain directors and executive officers of Cyberian Outpost may have direct or indirect interests in the merger due to securities holdings, vesting of options, and rights to severance payments if their employment is terminated following the merger. In addition, directors and officers, after the merger, will be indemnified by Fry's, and benefit from insurance coverage, for liabilities that may arise from their service as directors and officers of Cyberian Outpost prior to the merger. Additional information regarding the participants in the solicitation will be contained in the Proxy Statement.

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"Safe Harbor" Statement for Cyberian Outpost, Inc. under the Private Securities
Litigation Reform Act of 1995: This press release may contain forward-looking statements, including statements about our intention to consummate the proposed merger with Fry's Electronics. The statements in this release are not guarantees of future performance and actual results could differ materially from current expectations as a result of numerous factors. Potential risks and uncertainties include, but are not limited to, the ability to consummate the merger with Fry's; computer sales may continue to slow and/or average order size may decrease; the ability to attract and retain key personnel and customers; actual results in connection with continuing or discontinued operations; and other risks detailed in Cyberian Outpost's reports filed with the SEC. In the event the merger with Fry's is not consummated, potential risks and uncertainties include, but are not limited to, the availability of continued financing; Cyberian Outpost's ability to address its financing obligations in light of its existing debt obligations and market conditions; the results of efforts to implement the company's business strategy, including filing for restructuring; Cyberian Outpost's ability to enter into strategic alternatives on favorable terms or at all; the uncertainty of Cyberian Outpost's ability to continue as a going concern; the possibility of delisting of Cyberian Outpost's common stock from the Nasdaq National Market; and the effect that Cyberian Outpost's financial condition may have on the willingness of customers to purchase product from Cyberian Outpost or on its relationships with vendors and suppliers, and their willingness and ability to supply Cyberian Outpost with inventory.
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